Exhibit 99.1

T3 Sites

(A component of T-Mobile USA, Inc.)

Statement of Revenues and Certain Expenses

December 31, 2011

T3 Sites

(A component of T-Mobile USA, Inc.)

Index

December 31, 2011

Page(s)
Report of Independent Auditors	1
Statement of Revenues and Certain Expenses	2
Notes to Statement of Revenues and Certain Expenses	3–5

Report of Independent Auditors

To the Board of Directors and

Stockholder of T-Mobile USA, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of T3 Sites, comprising the operations of certain wireless communications towers owned by subsidiaries of T-Mobile USA, Inc. (the “Company”) for the year ended December 31, 2011. The Statement of Revenues and Certain Expenses is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses. It is not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above present fairly, in all material respects, the revenues and certain expenses of T3 Sites as described in Note 1 for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

December 7, 2012

T3 Sites

(A component of T-Mobile USA, Inc.)

Statement of Revenues and Certain Expenses

Year Ended December 31, 2011

(dollars in thousands)

Revenues
Lease revenues	$88,694
Other service revenues	3,665

Total revenues	92,359

Certain operating expenses
Lease expense	119,156
Selling, general and administrative, and other	14,332
Property taxes	13,112

Total certain operating expenses	146,600

Certain expenses in excess of revenues	$(54,241)

The accompanying notes are an integral part of this Statement of Revenues and Certain Expenses.

T3 Sites

(A component of T-Mobile USA, Inc.)

Notes to Statement of Revenues and Certain Expenses

December 31, 2011

1.	Summary of Significant Accounting Policies

Operations and Basis of Presentation

The accompanying Statement of Revenues and Certain Expenses (the “Statement”) includes the operations of certain wireless communications towers owned by subsidiaries of T-Mobile USA, Inc. (together with its subsidiaries, “T-Mobile” or the “Company”). These towers represent those to be leased or acquired by Crown Castle International Corp. (together with its subsidiaries, “CCIC”) as described in the next paragraph. These communications towers are located on real property primarily leased from a variety of third party individuals and commercial landlords. For the purposes of this Statement, T-Mobile’s investment in these towers, and the associated operations, including leasing activities with landlords, maintenance of the communications towers, and the marketing and leasing of available tower capacity on the communications towers to other wireless service providers, are referred to collectively as “T3 Sites”. T3 Sites is not a legal entity.

On September 28, 2012 a definitive agreement was reached by T-Mobile and CCIC under which CCIC will have exclusive rights to lease, manage or purchase and operate approximately 7,200 sites that made up the T3 Sites tower portfolio. Prior to the transaction closing on November 30, 2012, the total sites included in the transaction was reduced to approximately 7,100 sites, for which the financial results are included in this Statement. Under the terms of the transaction, CCIC will also take over the existing collocation arrangements with third party tenants who lease space on the towers. T-Mobile has committed to sublease space on the towers from CCIC for a minimum of 10 years. The agreement and this Statement exclude certain other T-Mobile-owned wireless sites and related assets that are not subject to the agreement.

The accompanying Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission. The Statement, which encompasses the towers to be leased or sold to CCIC is not representative of the actual operations of T3 Sites for the period presented or indicative of future operations of T3 Sites as no revenue for T-Mobile’s occupation of tower space has been included as discussed below in Revenue Recognition. Additionally, certain expenses, primarily consisting of corporate overhead, interest expense, depreciation and amortization and income taxes have been excluded.

The accompanying Statement of T3 Sites has been prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Lease revenues include revenues from site collocation rendered to non-affiliate customers. No revenue has been recognized by T3 Sites in conjunction with T-Mobile’s occupation of tower space. Escalation clauses, excluding variable lease rentals such as those tied to the Consumer Price Index (“CPI”), and other incentives present in the lease agreements with T3 Sites customers are recognized on a straight-line basis through the current term of the lease excluding renewal periods exercisable at the option of the tenant. Amounts received prior to being earned are deferred until such time as the earnings process is complete or recognized initially over the period in which services are rendered.

T3 Sites recognizes Other service revenues, including application fees and other fee-based service revenues, as services are rendered.

T3 Sites

(A component of T-Mobile USA, Inc.)

Notes to Statement of Revenues and Certain Expenses

December 31, 2011

Lease Expense

T3 Sites recognizes lease expense, primarily on ground leases, on a straight-line basis, over the initial lease term and renewal periods that are considered reasonably assured at the inception of the lease. Rent escalations, excluding variable lease rentals such as those tied to the CPI, present in the lease agreements between T3 Sites and its ground lessors are included in the computation of straight-line rent. Expense recognized in advance of required payments is accrued as a liability.

Certain ground leases contain provisions which require T3 Sites to pay the landlord a certain percentage or fixed amount of revenues earned from collocation tenants of T-Mobile. Ground lease expenses related to such revenue share provisions amounted to approximately 7% of total Lease expense for the year ended December 31, 2011.

Use of Estimates

The preparation of the Statement of Revenues and Certain Expenses requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses, and the disclosure of contingencies at the date of the Statement of Revenues and Certain Expenses. Significant estimates include reasonably assured renewal terms for operating leases and property taxes. T-Mobile based these estimates on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results may differ from such estimates if management’s assumptions prove invalid or conditions change.

Concentrations of Risk

T3 Sites has seven customers that generated an aggregate of approximately 95% of revenues for the year ended December 31, 2011, including four customers that each generated more than 10% of the revenues. The percentage of revenues by customer is summarized in the table below for the year ended December 31, 2011:

Customer A	23.2%
Customer B	22.6%
Customer C	16.0%
Customer D	14.4%

2.	Related Party Transactions and Allocations

T-Mobile is the anchor tenant occupying space on substantially all of the towers operated by T3 Sites during the year ended December 31, 2011. Revenue associated with T-Mobile’s occupation of tower space has not been included in this Statement as no formal contract exists between T3 Sites and T-Mobile.

T3 Sites is dependent upon T-Mobile to fund its operations and anticipates that this funding requirement will continue until the transaction with CCIC is completed.

T-Mobile does not file separate property tax returns for the T3 Sites property and equipment. For purposes of this Statement, Property taxes were determined by applying the property tax rates applicable to T-Mobile on a state by state basis against the total T3 Sites investment in property and equipment in those states.

T3 Sites

(A component of T-Mobile USA, Inc.)

Notes to Statement of Revenues and Certain Expenses

December 31, 2011

T3 Sites has not been operated as a separate legal entity. As a result, direct costs of the towers have been reflected in this Statement to the extent they were directly attributable or allocable as outlined below.

Selling, general and administrative, and other expenses and a portion of Other service revenues are directly attributable to T-Mobile’s overall towers business but not to the specific portfolio of towers included in the transaction. These costs have been allocated to T3 Sites on a pro-rata basis based on the quantity of towers included in the T3 Sites.

3.	Operating Lease Revenues

At December 31, 2011, minimum expected future rental revenue receipts for leased space on owned towers from non-affiliate tenants based on contracted rates for the contractually obligated periods, but excluding any renewal periods exercisable at the option of the tenant, are as follows:

(dollars in thousands)

Years Ending December 31,
2012	$91,424
2013	78,154
2014	62,026
2015	36,220
2016	10,974
Thereafter	196

$278,994

4.	Operating Lease Commitments

Lease commitments consist primarily of contractual lease rentals for ground leases. T3 Sites recognizes rent expense, including the effect of fixed increases in rent, on a straight-line basis over the term estimated at inception or acquisition of the lease. Future minimum lease payments over the remaining estimated lease terms, including reasonably assured renewals, are as follows:

(dollars in thousands)

Years Ending December 31,
2012	$107,585
2013	107,895
2014	106,375
2015	101,181
2016	92,414
Thereafter	393,038

$908,488

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